UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

BBX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 17, 2023, the Compensation Committee of the Board of Directors of BBX Capital, Inc. (the “Company”) approved the following:

●
For the year ending December 31, 2023, each of Jarett S. Levan, the Company’s Chief Executive Officer and President, and Seth M. Wise, the Company’s Executive Vice President, will be eligible to receive an annual bonus of up to 150% of his annual base salary.

●
The payment of long term incentive compensation awards to certain of the Company’s executives in the following amounts: $2,120,000 for each of Mr. Jarett Levan and Mr. Wise, $1,628,026 for each of Alan B. Levan, the Company’s Chairman, and John E. Abdo, the Company’s Vice Chairman, and $350,000 for Brett Sheppard, the Company’s Chief Financial Officer. While it was previously contemplated that such awards would be paid 100% in restricted stock awards, Mr. Alan Levan and Mr. Abdo’s awards will instead be paid 100% in cash, and each of Mr. Jarett Levan, Mr. Wise and Mr. Sheppard may elect to receive up to 50% of his award in cash in lieu of restricted stock awards. In each case, the cash payments will be scheduled to vest and be made in three equal annual installments beginning in October 2023. In addition, the restricted stock awards granted to Mr. Jarett Levan, Mr. Wise and Mr. Sheppard will be scheduled to vest in three equal annual installments beginning in October 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2023
BBX Capital, Inc.

By:	/s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer